UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

Nxu, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41509	92-2819012
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1828 N. Higley Rd. Ste 116, Mesa, AZ 85205
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 309-5425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NXU	NASDAQ

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 27, 2025, Nxu, Inc. (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) approved a reverse stock split of its shares of Class A common stock at a ratio of 1-for-20 (the “Reverse Stock Split”). A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

The Reverse Stock Split is expected to become effective on March 31, 2025, at 12:01 a.m. ET (the “Effective Time”), with shares of Class A common stock to begin trading under the existing trading symbol, “NXU”, on a split-adjusted basis at market open on March 31, 2025. In connection with the Reverse Stock Split, every 20 shares of the Company’s Class A common stock issued and outstanding as of the Effective Time will be automatically combined into one share of the Company’s Class A common stock. No fractional shares will be issued in the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share of Class A common stock.

As a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of the Company’s Class A common stock underlying the Company’s outstanding options, warrants, and equity awards, as well as the per-share exercise prices relating thereto as applicable.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 27, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXU, INC.

Date: March 27, 2025	By:	/s/ Mark Hanchett
Mark Hanchett
Chief Executive Officer